ERNST & YOUNG LLP

                                 June 10, 1996

Mr. Thomas F. Cooke
Chairman
Saratoga Resources, Inc.
1155 Dairy Ashford, Suite 600
Houston, TX 77079

Dear Mr. Cooke:

This is to confirm that the client-auditor relationship between Saratoga Resources, Inc. (Commission File Number 0-11498) and Ernst & Young LLP has ceased.

                                                     Very truly yours,

                                                     ERNST & YOUNG LLP
Copy to Office of the Chief Accountants
        SECPS Letter File
        Securities and Exchange Commission
        Mail Stop 9-5
        450 Fifth Street, N.W.
        Washington, DC 20549